EX 99.28(d)(43)(xvi)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (“Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (“Funds”) of JNL Series Trust, as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Parties have agreed to amend the Agreement to add the following new fund and its respective fees, effective April 24, 2017: the JNL/Mellon Capital MSCI KLD 400 Social Index Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 24, 2017, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 24, 2017, attached hereto.

3.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed, effective April 24, 2017.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Sheryl Linck
Name:	Mark D. Nerud	Name:	Sheryl Linck
Title:	President and CEO	Title:	Managing Director

Schedule A
Dated April 24, 2017

Funds
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital MSCI KLD 400 Social Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P International 5 Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Mid 3 Fund
JNL/S&P Total Yield Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

A-1

Schedule B
Dated April 24, 2017
 (Compensation)

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
$0 to $750 million	0.03%
$750 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
$0 to $750 million	0.03%
$750 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital MSCI KLD 400 Social Index Fund
Average Daily Net Assets	Annual Rate
$0 to $750 million	0.03%
$750 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $750 million	0.03%
$750 million to $2 billion	0.015%
Over $2 billion	0.010%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P International 5 Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Mid 3 Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 million to $100 million	0.06%
$100 million to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.